Filed Pursuant to Rule 424(b)(5)

Registration No. 333-233636

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	$400,000,000	$43,640

(1)The registration fee related to shares of common stock having an aggregate offering price of $400,000,000 to be registered hereby was calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee for these securities at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2019 (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 5, 2019)

Up to $400,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement, which we refer to as the sales agreement, with Jefferies LLC, Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), each an Agent and collectively, the Agents, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $400,000,000 from time to time through or to the Agents, acting as agent or principal.

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “TGTX.” The last reported sale price of our common stock, on November 6, 2020, was $28.21 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Jefferies	Cantor	B. Riley Securities

The date of this prospectus supplement is November 9, 2020

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Agents have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “TG,” the “Company” and similar designations refer to TG Therapeutics, Inc. and our subsidiaries. This prospectus supplement contains trademarks and trade names of TG Therapeutics, Inc., including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

S-ii

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about our:

●	expectations for increases or decreases in expenses;
●	expectations for the clinical and pre-clinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidates or any other products we may acquire or in-license;
●	use of clinical research centers and other contractors;
●	expectations as to the timing of commencing or completing pre-clinical and clinical trials and the expected outcomes of those trials;
●	expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;
●	expectations for generating revenue or becoming profitable on a sustained basis;
●	expectations or ability to enter into marketing and other partnership agreements;
●	expectations or ability to enter into product acquisition and in-licensing transactions;
●	expectations or ability to build our own commercial infrastructure to manufacture, market and sell our drug candidates;
●	products being accepted by doctors, patients or payors;
●	ability to compete against other companies and research institutions;
●	ability to secure adequate protection for our intellectual property;
●	ability to attract and retain key personnel;
●	availability of reimbursement for our products;
●	estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;
●	stock price and its volatility;

S-iii

●	expectations for future capital requirements; and
●	potential impact of the coronavirus (COVID-19) pandemic and government measures to control it.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date this prospectus supplement is signed. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we assume no responsibility for updating any forward-looking statements. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commissions (the “SEC”) after the date of this prospectus supplement. See “Where you can find more information” and “Incorporation of certain information by reference.”

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Our Business

We are a biopharmaceutical company dedicated to developing and delivering medicines for patients with B-cell mediated diseases, including chronic lymphocytic leukemia (CLL), non-Hodgkin lymphoma (NHL) and multiple sclerosis (MS). We have developed a robust B-cell directed research and development (R&D) platform for identification of key B-cell pathways of interest and rapid clinical testing. Currently, we have five B-cell targeted drug candidates in clinical development, with the two lead therapies, ublituximab (TG-1101) and umbralisib (TGR-1202), in pivotal trials for CLL and NHL, with ublituximab also in pivotal trials for MS. Ublituximab is a novel anti-CD20 monoclonal antibody (mAb) that has been glycoengineered for enhanced potency. Umbralisib is an oral, once daily, dual inhibitor of PI3K-delta and CK1-epsilon. When used together in combination therapy, ublituximab and umbralisib are referred to as “U2”. Additionally, in early clinical development we have an anti-PD-L1 monoclonal antibody cosibelimab (TG-1501), an oral Bruton’s Tyrosine Kinase (BTK) inhibitor referred to as TG-1701, and an anti-CD47/CD19 bispecific antibody referred to as TG-1801.

We also actively evaluate complementary products, technologies and companies for in-licensing, partnership, acquisition and/or investment opportunities. To date, we have not received approval for the sale of any of our drug candidates in any market and, therefore, have not generated any product sales from our drug candidates.

Our Products Under Development

We have leveraged our B-cell platform to develop a robust drug pipeline of targeted orally available, potent and selective small molecule kinase inhibitors and intravenously delivered immunotherapies that leverage the patients’ own immune system to fight cancer. We currently own worldwide development and commercial rights, subject to certain limited geographical restrictions, to all of our preclinical and clinical programs. The following table summarizes our most advanced drug candidates:

Clinical Drug Candidate (molecular target)	Initial Target Disease	Stage of Development (trial name)
Ublituximab (anti-CD20 mAb)	Chronic Lymphocytic Leukemia	Phase 3 trial (UNITY-CLL) Phase 2 trial (ULTRA-V)
	Relapsing Multiple Sclerosis	Phase 3 trials (ULTIMATE I and II)
Umbralisib (PI3K-delta inhibitor)	Chronic Lymphocytic Leukemia	Phase 3 trial (UNITY-CLL) Phase 2 trial (ULTRA-V)
	Marginal Zone Lymphoma	Phase 2b trial (UNITY-NHL)
	Follicular Lymphoma/Small Lymphocytic Lymphoma	Phase 2b trial (UNITY-NHL)
Cosibelimab/TG-1501 (anti-PDL1 mAb)	B-cell cancers	Phase 1 trial
TG-1701 (BTK inhibitor)	B-cell cancers	Phase 1 trial
TG-1801 (anti-CD47/CD19 bispecific Ab)	B-cell cancers	Phase 1 trial

Phase 3 and Registration-Directed Clinical Trial Highlights

We have several Phase 3 and registration-directed Phase 2b clinical trials ongoing that may support marketing applications for approval. Our most advanced trials, UNITY-NHL MZL & FL single agent cohorts, UNITY-CLL, and the ULTIMATE I & II trials, have all completed enrollment and have either completed their primary analysis or are nearing completion. Accordingly, we would expect to see minimal impact on the conduct and our proposed timelines for these three trials related to the COVID-19 pandemic. However, as the pandemic evolves, we will continue to evaluate each trial, monitor potential implications, and work closely with our investigational sites, CROs, and vendors to develop continuity plans.

The following are highlights from our current Phase 3 trials and registration-directed Phase 2b clinical trials:

●	UNITY-NHL Phase 2b Trial: UNITY-NHL is a global Phase 2b registration-directed clinical trial designed to evaluate the efficacy and safety of single-agent umbralisib and U2 combinations in patients with previously treated NHL. The marginal zone lymphoma (MZL), follicular lymphoma (FL), and small lymphocytic lymphoma (SLL) single agent umbralisib cohorts of this trial are fully enrolled. The primary objective of these cohorts is to assess the efficacy of single agent umbralisib as measured by Overall Response Rate (ORR).
●	UNITY-NHL MZL and FL Single Agent Umbralisib Cohorts: The MZL cohort enrolled adult patients who had at least one prior line of therapy that included an anti-CD20 monoclonal antibody. In February 2019, we announced that the MZL cohort met the primary endpoint of ORR as determined by an Independent Review Committee (IRC) for all treated patients (n=69). The results met our target guidance of 40-50% ORR. Previously, in January 2019, the U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation (BTD) to umbralisib for the treatment of adult patients with MZL who have received at least one prior anti-CD20 regimen. In April 2019, the FDA granted orphan drug designation to umbralisib for the treatment of patients with any of the three types of marginal zone lymphoma: nodal, extranodal, and splenic MZL. The FL/SLL cohort enrolled adult patients who had two or more prior lines of therapy that included an anti-CD20 monoclonal antibody and an alkylating agent. In October 2019, we announced that the FL patients within this cohort met the primary endpoint of ORR as determined by IRC for all treated FL patients (n=118). The results met our target guidance of 40-50% ORR. In January of 2020, we received guidance from the FDA allowing submission of a single New Drug Application (NDA) for MZL and FL indications, and we initiated a rolling submission of an NDA to the FDA for umbralisib in MZL and FL. In March 2020, we announced that the FDA granted orphan drug designation to umbralisib for the treatment of FL. In June 2020, we announced the completion of the rolling NDA submission for MZL and FL, and in August 2020 we announced the FDA accepted the NDA. The MZL indication, under BTD, has been accepted for Priority Review and has a Prescription Drug User Fee Act (PDUFA) goal date of February 15, 2021. The FL indication has been accepted for standard review with a PDUFA goal date of June 15, 2021. On November 4, 2020, accepted abstracts for the 2020 American Society of Hematology Virtual Conference were released with the final data from the UNITY-NHL, MZL and FL cohorts, which we previously announced top-line results for in February and October 2019, respectively. Highlights from the abstract are as follows:
●	A total of 208 patients with iNHL received at least 1 dose of umbralisib, including 69 marginal zone lymphoma (MZL), 117 follicular lymphoma (FL), and 22 small lymphocytic lymphoma (SLL) patients
●	MZL patients were relapsed/refractory to ≥1 prior lines of treatment, including an anti-CD20. At a median follow up of 27.8 months, the following was observed:
o	49.3% ORR with 15.9% Complete response (CR) rate
o	Median PFS was not reached, with an estimated 12-month PFS rate of 64.2%; no patients who achieved a CR have experienced disease progression to date
●	FL patients were relapsed or refractory to ≥2 prior lines, including an anti-CD20 and an alkylating agent. At a median follow up of 27.5 months the following was observed:

o	45.3% ORR with 5.1% achieving a CR
o	Median PFS was 10.6 months, with an estimated 12-month PFS rate of 45.9%
●	The most common AEs of > Grade 3 were neutropenia (11.5%), diarrhea (10.1%) and increased ALT/AST (7.2%). Other AEs of interest included pneumonitis (all Grades 1.4%, > Grade 3 1.0%) and colitis (all Grades 1.4%, >Grade 3 0.5%)
●	Conclusion: Umbralisib achieved meaningful clinical activity in a heavily pretreated iNHL population. The safety profile was manageable, with a relatively low incidence of immune-mediated toxicities and AE-related discontinuations.
●	UNITY-NHL Additional Cohorts: There are additional exploratory disease cohorts of the UNITY-NHL trial focused on diffuse large B cell lymphoma (DLBCL) and mantle cell lymphoma (MCL). In total, there are currently four cohorts in the UNITY-NHL trial, including MZL, FL/SLL, DLBCL, and MCL. Each cohort is evaluated separately from the others. The MZL, MCL and FL cohorts are currently enrolling additional patients exploring the combination of U2.
●	UNITY-CLL Phase 3 Trial Evaluating Umbralisib plus Ublituximab (U2): UNITY-CLL is a global Phase 3 randomized controlled clinical trial comparing the U2 combination to an active control arm of obinutuzumab plus chlorambucil in patients with both treatment-naïve and relapsed or refractory CLL. Two additional arms evaluating single agent ublituximab and single agent umbralisib were also enrolled for purposes of evaluating the contribution of each in the U2 combination regimen. The primary endpoint for this study is progression free survival (PFS) which we intend to use to support a Biologics License Application (BLA) submission for approval of the U2 combination in CLL. The study completed enrollment in October 2017 with over 600 patients across the four treatment arms, with approximately 420 patients in the U2 and the active control arms combined. This trial is conducted under a Special Protocol Assessment (SPA) with the FDA. On May 5, 2020, we announced the UNITY-CLL trial met its primary endpoint at a prespecified interim analysis demonstrating a statistically significant improvement in PFS (p<0.0001) and will be stopped early for superior efficacy. In October 2020, we announced that the FDA granted Fast Track Designation to U2 for CLL. On November 4, 2020, accepted abstracts for the 2020 ASH Virtual Conference were released with the final data from the UNITY-CLL study, which we previously announced top-line results for in May of 2020. Highlights from this abstract are as follows:
●	421 patients were randomized to the U2 (n=210) or O+Chl (n=211) arms; 57% of patients were treatment-naïve and 43% had R/R CLL
●	At a median follow-up of 36.2 months, U2 significantly prolonged progression-free survival (PFS) vs O+Chl (median 31.9 months vs 17.9 months; hazard ratio 0.546 (p<0.0001))
●	PFS improvement with U2 vs O+Chl was consistent across all subgroups examined including treatment naïve patients (median 38.5 months vs 26.1 months, hazard ratio 0.482) and relapsed/refractory patients (median 19.5 months vs 12.9 months, hazard ratio 0.601)
●	Overall response rate (ORR) was significantly higher with U2 compared to O+Chl (83.3% vs 68.7%; p<0.001)
●	Grade 3/4 Adverse Events (AE) of interest regardless of causality (U2 vs O+Chl) included neutropenia (30.6% vs 34.7%), thrombocytopenia (3.4% vs 13.1%), diarrhea (12.1% vs 2.5%), infusion related reaction (1.9% vs 3.5%), elevated AST/ALTs (8.3% vs 2%), colitis (3.4% vs 0%) and pneumonitis (2.9% vs 0%)
●	Conclusion: U2 exhibited a well-tolerated safety profile, and significantly improved PFS vs. standard of care chemoimmunotherapy in patients with treatment naïve and relapsed/refractory CLL

●	ULTIMATE I & II Trials Evaluating Single Agent Ublituximab in RMS: ULTIMATE I and ULTIMATE II are two independent Phase 3 trials. Each trial is a global, randomized, multi-center, double-blinded, double-dummy, active-controlled study comparing ublituximab to teriflunomide in subjects with relapsing forms of Multiple Sclerosis (RMS). The primary endpoint for each study is Annualized Relapse Rate (ARR) following 96 weeks of treatment, which we intend to use to support a submission for approval of ublituximab in RMS. These trials are both being conducted under a SPA with the FDA. Full enrollment was completed in October 2018, with approximately 1,100 subjects enrolled in both studies combined.
●	ULTRA-V Phase 2 Trial Evaluating U2 Plus Venetoclax in CLL: ULTRA-V is a Phase 2 open-label, multicenter, registration-directed clinical trial designed to investigate the efficacy and safety of U2 in combination with venetoclax in subjects with treatment-naïve and relapsed or refractory CLL. The primary endpoints for this study are ORR and Complete Response (CR) rate. This trial is currently enrolling.

Company Information

Our principal executive offices are located at 2 Gansevoort St., 9th Floor, New York, New York 10014, and our telephone number is 212-554-4484. We maintain a website on the Internet at www.tgtherapeutics.com and our e-mail address is info@tgtxinc.com. Our website, and the information contained on it, are not to be considered part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Issuer	TG Therapeutics, Inc.

Securities offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $400,000,000.

Plan of Distribution

“At the market offering” that may be made from time to time through or to the Agents, as sales agent or principal. See the section titled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds of this offering for the continued development and commercialization of ublituximab and umbralisib, the potential in-license, acquisition, development and commercialization of other pharmaceutical products, and for general corporate purposes. See “Use of Proceeds” on page S-9.

Risk Factors	See “Risk Factors” beginning on page S-6 for a discussion of factors that you should consider before buying shares of our common stock.

Nasdaq Capital Market Symbol	TGTX

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit.

The trading price of our common stock is likely to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. These factors include:

●	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;
●	delay or failure in initiating, completing or analyzing nonclinical or clinical trials or the unsatisfactory design or results of these trials;
●	achievement or rejection of regulatory approvals by our competitors or us;
●	announcements of technological innovations or new commercial products by our competitors or us;
●	developments concerning proprietary rights, including patents;
●	developments concerning our collaborations;
●	regulatory developments in the United States and foreign countries;
●	economic or other crises and other external factors, including the effect of the COVID-19 pandemic on the global economy and its potential to negatively affect the hospitals and clinical sites in which we conduct any of our clinical trials, and patients’ willingness to access those sites to continue the trials, which could have a material adverse effect on our business, our results of operations or our financial condition;
●	period-to-period fluctuations in our revenues and other results of operations;

●	changes in financial estimates by securities analysts; and
●	sales of our common stock by us.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Certain anti-takeover provisions in our charter documents and Delaware law could make a third-party acquisition of us difficult. This could limit the price investors might be willing to pay in the future for our common stock.

Provisions in our amended and restated certificate of incorporation and restated bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These factors could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock without the approval of our stockholders, including pursuant to our shareholder rights plan. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock. Our shareholder rights plan could be used by our board to deter any third party offer to acquire a significant portion of our common stock, even an offer at a premium to the market price. Our restated bylaws eliminate the right of stockholders to call a special meeting of stockholders, which could make it more difficult for stockholders to effect certain corporate actions. Any of these provisions could also have the effect of delaying or preventing a change in control.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution.

Since the public offering price of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

DILUTION

Purchasers of the shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2020. Our net tangible book value as of September 30, 2020 was approximately $169.9 million, or $1.32 per share of our common stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of our common stock in the aggregate amount of $400,000,000 at an assumed offering price of $28.21 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on November 6, 2020, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2020 would have been approximately $557.9 million, or $3.90 per share of common stock. This represents an immediate increase in net book value of $2.58 per share to our existing shareholders and an immediate dilution in net tangible book value of $24.31 to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per share		$28.21
Net tangible book value per share as of September 30, 2020	$1.32
Increase per share attributable to this offering	$2.58
As adjusted net tangible book value per share as of September 30, 2020 after this offering		$3.90
Dilution per share to new investors participating in this offering		$24.31

The above table is based on 128,918,552 shares of common stock outstanding as of September 30, 2020, and excludes, as of September 30, 2020:

●	2,529,133 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $6.99 per share;
●	17,814 shares of common stock issuable upon the conversion of outstanding notes payable with a weighted average conversion price of $1,125 per share;
●	an aggregate of 5,054,913 shares of common stock reserved for future issuance under our stock option and incentive plans; and
●	147,058 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.08 per share.

Further, the number of shares of common stock outstanding after this offering does not take into account 2,582,678 shares of common stock issued pursuant to sales under our ATM through November 6, 2020.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $400,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We expect to use the net proceeds from this offering:

●	to fund the ongoing development and commercialization of ublituximab and umbralisib;
●	to potentially in-license, acquire, develop and commercialize additional drug candidates; and
●	for general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including the progress of our research and development programs, the results of other pre-clinical and clinical studies and the timing and costs of regulatory approvals. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with Jefferies LLC, Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), (the “Agents”), under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $400,000,000 from time to time through or to the Agents, as sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, the Agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Agents a commission, in cash, for their services in acting as an agent in the sale of our common stock. The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports. The Company estimates fees and expenses relating to this offering payable by the Company, excluding commissions payable to the Agents under the sales agreement, to be $50,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement (unless the parties agree to extend the sales agreement) or (2) termination of the sales agreement as permitted therein. We and the Agents may each terminate the sales agreement at any time upon ten days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Alston & Bird LLP has passed upon certain legal matters regarding the shares offered by this prospectus supplement. Duane Morris LLP is counsel to the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of TG Therapeutics, Inc. and subsidiaries as of and for the year ended December 31, 2019 and December 31, 2018 have been incorporated by reference herein in reliance upon the report of CohnReznick LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC, free of charge, from our Internet website found at www.tgtherapeutics.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Capital Market under the symbol “TGTX.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively;
●	Our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020; and
●	Our Current Reports on Form 8-K filed with the SEC on March 20, 2020, April 30, 2020, May 5, 2020, May 18, 2020, June 24, 2020 and November 5, 2020.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the related prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the related prospectus, but not delivered with this prospectus supplement and the related prospectus (see Item 12(c)(1)(i) of Form S-3). We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort St., 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (212) 554-4484.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

●	shares of our common stock;
●	shares of our preferred stock;
●	warrants;
●	debt securities; and
●	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may offer our securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus or prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TGTX.” On September 4, 2019, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $6.17 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, which have been filed with the SEC and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2019.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 13.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

When used in this prospectus, the terms “company,” “TGTX,” “issuer,” “we,” “our,” and “us” may refer to TG Therapeutics, Inc. and our consolidated subsidiaries, unless otherwise specified.

TG THERAPEUTICS, INC.

We are a biopharmaceutical company dedicated to developing and delivering medicines for patients with B-cell mediated diseases, including Chronic Lymphocytic Leukemia (CLL), non-Hodgkin Lymphoma (NHL) and Multiple Sclerosis (MS). We have developed a robust B-cell directed research and development (R&D) platform for identification of key B-cell pathways of interest and rapid clinical testing. Currently, we have five B-cell targeted drug candidates in clinical development, with the lead two therapies, ublituximab (TG-1101) and umbralisib (TGR-1202), in pivotal trials for CLL and NHL, with ublituximab also in pivotal trials for MS. Ublituximab is a novel anti-CD20 monoclonal antibody (mAb) that has been glycoengineered for enhanced potency over first generation antibodies. Umbralisib is an oral, once daily inhibitor of PI3K delta. Umbralisib also uniquely inhibits CK1-epsilon, which may allow it to overcome certain tolerability issues associated with first generation PI3K delta inhibitors. When used together in combination therapy, ublituximab and umbralisib are referred to as “U2”. Additionally, we have recently brought into Phase 1 clinical development TG-1501, an anti-PD-L1 monoclonal antibody, TG-1701, a covalently-bound Bruton’s Tyrosine Kinase (BTK) inhibitor, and TG-1801, an anti-CD47/CD19 bispecific antibody.

We also actively evaluate complementary products, technologies and companies for in-licensing, partnership, acquisition and/or investment opportunities. To date, we have not received approval for the sale of any of our drug candidates in any market and, therefore, have not generated any product sales from our drug candidates.

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 212-554-4484. We maintain a website on the Internet at www.tgtherapeutics.com and our e-mail address is info@tgtxinc.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, which have been filed with the SEC and are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, other public filings and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the United States securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt levels and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products, the prospects for certain legal contingencies, and other aspects of our business or general economic conditions. In addition, when used in this prospectus, the documents incorporated by reference herein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements.

The factors described in this prospectus, incorporated by reference into this prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and our restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and restated bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

Under our certificate of incorporation, we are authorized to issue a total of 150,000,000 shares of common stock, par value $0.001 per share. As of August 23, 2019, we had 94,884,218 shares issued and 94,842,909 shares outstanding of our common stock. As of August 23, 2019, we have approximately 242 holders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.”

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of common stock.

Other

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may issues shares of preferred stock in one or more series without stockholder approval, and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. We may amend from time to time our restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, we have 10,000,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;
●	the purchase price of the preferred stock;
●	the dividend rate (or method of calculation);
●	the dates on which dividends will be paid and the date from which dividends will begin to accumulate;
●	any redemption or sinking fund provisions of the preferred stock;
●	any listing of the preferred stock on any securities exchange or market;
●	any conversion provisions of the preferred stock;
●	the voting rights, if any, of the preferred stock; and
●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants offered;
●	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
●	the exercise price of the warrants;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued;
●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	any terms relating to the modification of the warrants;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
●	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;
●	whether the debt securities will be senior, subordinated or junior subordinated;
●	applicable subordination provisions, if any;
●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
●	percentage or percentages of principal amount at which the debt securities will be issued;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

●	authorized denominations;
●	form;
●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
●	where the debt securities may be presented for registration of transfer, exchange or conversion;
●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
●	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
●	securities exchange(s) on which the debt securities will be listed, if any;
●	whether any underwriter(s) will act as market maker(s) for the debt securities;
●	extent to which a secondary market for the debt securities is expected to develop;
●	provisions relating to defeasance;
●	provisions relating to satisfaction and discharge of the indenture;

●	any restrictions or conditions on the transferability of the debt securities;
●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
●	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described herein; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

●	through underwriters or dealers;
●	directly to a limited number of purchasers or to a single purchaser; or
●	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
●	the public offering price and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Services Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.tgtherapeutics.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “TGTX.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018;
(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;
(c)	Our Current Reports on Form 8-K filed with the SEC on March 5, 2019, April 1, 2019, May 8, 2019, and June 13, 2019 (excluding any information pursuant to Item 2.02 or Item 9.01);
(d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2019; and
(e)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 28, 2013 (File No. 001-32639).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (212) 554-4484.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated by reference herein and included in the TG Therapeutics, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2018 as well as the effectiveness of the TG Therapeutics, Inc. and subsidiaries  internal control over financial reporting have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

TG Therapeutics, Inc.

Up to $400,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies	Cantor	B. Riley Securities

November 9, 2020